================================================================================









                AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION




                                 by and between




                                 UNIFLEX, INC.,
                             a Delaware corporation,




                                       and




                           UNIFLEX ACQUISITION CORP.,
                             a Delaware corporation



                              Dated: March 5, 1999






================================================================================

                AGREEMENT AND PLAN OF MERGER AND RECAPITALIZATION


                  This Agreement and Plan of Merger and Recapitalization (this "Agreement"), dated March 5, 1999, is by and between UNIFLEX, INC., a Delaware corporation (the "Company"), and UNIFLEX ACQUISITION CORP., a Delaware corporation ("Acquirer").


                                    RECITALS

                  A. This Agreement provides for the merger (the "Merger") of Acquirer with and into the Company, with the Company as the surviving corporation in such merger, all in accordance with the provisions of this Agreement.

                  B. The respective Boards of Directors of Acquirer, Acquirer's sole stockholder and the Company have approved this Agreement, and deemed it advisable and in the best interests of their respective companies and stockholders to consummate the Merger. The Company intends promptly to submit to its Stockholders the approval of the Merger and the approval and adoption of this Agreement.

                  C. Acquirer is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Acquirer and certain beneficial and record stockholders of the Company enter into an agreement (the "Voting Agreement") providing for certain actions relating to the shares of Company Common Stock owned by them; and the Board of Directors of the Company has approved the entering into by such stockholders of the Voting Agreement.

                  D.  The  parties  desire  to  make  certain   representations,
warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  E.  It  is   intended   that  the  Merger  be  recorded  as  a
recapitalization for financial reporting purposes.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings:

                  "Affiliate" shall mean, with respect to any person or entity (the "referent person"), any person or entity which controls the referent person, any person or entity which the referent person controls, or any person or entity which is under common control with the referent person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, by contract or otherwise.

                  "Assets" shall mean all of the Company's and its Subsidiaries' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Company or its Subsidiaries or in which the Company or any of its Subsidiaries has any interest whatsoever.

                  "Benefit  Arrangement" shall mean any employment,  consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company, its Subsidiaries or any ERISA Affiliate or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Carl Marks Group" means CMNY Capital, L.P., CMCO, Inc., Robert Davidoff and Sterling/Carl Marks Capital, Inc.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and any successor statute.

                  "Company Common Stock" shall mean the Common Stock having a par value of $.10 per share of the Company.

                  "Contract" shall mean any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, and other executory commitment to which the Company or its Subsidiaries is a party or which relates to the Company's or its Subsidiaries' businesses or any of the Assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "Dissenting Stockholders" shall mean those Stockholders who hold Dissenting Shares.

                  "Dissenting Shares" shall mean any shares held by Stockholders who are entitled to an appraisal of their shares under the DGCL, and who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect to their Company Common Stock in accordance with the DGCL.

                  "Employee   Plans"   shall  mean  all  Benefit   Arrangements,
Multiemployer Plans, Pension Plans and Welfare Plans.

                  "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

                  "Environmental Claims" shall mean all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include
(i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company or its Subsidiaries and any other person, (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws,
(v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or

Environmental  Conditions,  (viii)  claims  related  to  Environmental  Laws  or
Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                  "Environmental Conditions" shall mean the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air.

                  "Environmental Laws" shall mean all applicable foreign, federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

                  "Environmental Reports" shall mean any and all written analysis, summaries or explanations, in the possession or control of the Company or its Subsidiaries, of (a) any Environmental Conditions in, on or about the properties of the Company or its Subsidiaries or (b) the Company's or its Subsidiaries' compliance with Environmental Laws.

                  "Equity Securities" shall mean (i) shares of capital stock or other equity securities, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any person or entity to purchase or otherwise acquire, any capital stock or other equity securities and (iii) securities convertible into or exercisable or exchangeable for shares of capital stock or other equity securities.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, the Company or its Subsidiaries as set forth in Section 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned or leased by the Company or its Subsidiaries.

                  "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, equipment, spare parts, appliances and vehicles owned by the Company or its Subsidiaries, wherever located, including all warranty rights with respect thereto.

                  "GAAP" shall mean, with respect to any person, generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                  "Hazardous Substances" shall mean all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

                  "HSR  Act"   shall   mean  the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Leases" shall mean all of the leases or subleases for personal or real property to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound.

                  "Material Adverse Effect" or "Material Adverse Change" or a similar phrase shall mean, with respect to any person, any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise), results of operations or prospects of such person and its Subsidiaries, taken as a whole, (ii) the relations with customers, suppliers, distributor or employees of such person and its Subsidiaries, taken as a whole, or (iii) the right or ability of such person or it Subsidiaries to consummate any of the transactions contemplated hereby, other than material adverse changes relating to securities markets in general.

                  "Multiemployer Plan" shall mean any "multiemployer plan," other than any Union Plan, as defined in Section 4001(a)(3) or 3(37) of ERISA, which (a) the Company, its Subsidiaries of any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or maintained, administered, contributed to or was required to contribute to, or under which the

Company, its Subsidiaries or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Options" shall mean the options to purchase in the aggregate 158,700 shares of Company Common Stock issued to certain executive employees and non-employee directors of the Company pursuant to the Stock Option Plans and outside of any Stock Option Plan.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Union
Plan) (a) which the Company, its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) which covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or currently anticipated conduct of, or relating to the operation of the business of, the Company or its Subsidiaries.

                  "Permitted Encumbrances" shall mean (a) liens for Taxes or governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, and (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company or its Subsidiaries and do not materially detract from the value of the property to which such encumbrance relates.

                  "Personnel" shall mean all directors, officers and employees of the Company or its Subsidiaries.

                  "Retained Shares" shall mean the shares of Company Common Stock owned of record and beneficially by the Stockholders listed on Exhibit A hereto.

                  "Returns" shall mean any and all returns, reports, declarations, information returns and information statements with respect to Taxes required to be filed by or on behalf of the Company or its Subsidiaries with any governmental authority or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary returns and all amendments thereto or thereof.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Stock Option Plans" shall mean the Company's 1993 Stock Option Plan and the 1996 Outside Directors' Stock Option Plan.

                  "Stockholders" shall mean the record holders of Company Common Stock.

                  "Subsidiary" shall mean, with respect to any of the parties of this Agreement, any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the board of directors, or other persons performing similar functions with respect to such entity, are held, directly or indirectly, by such party.

                  "Tax(es)" shall mean all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including, without limitation, any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state or local government or taxing authority, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature.

                  "Treasury Securities" shall mean Company Common Stock held in treasury by the Company.

                  "Union Plan" shall mean any benefit plan maintained or administered by a union to which the Company is a party.

                  "Welfare Plan" shall mean any "employee welfare benefit plan" other than any Union Plan as defined in Section 3(1) of ERISA, (a) which the Company, its Subsidiaries or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, its Subsidiaries or any ERISA Affiliate may incur any liability and (b) which covers any employee or former employee of the Company, its Subsidiaries or any ERISA Affiliate (with respect to their relationship with any such entity).

                  Section 1.2. OTHER DEFINED TERMS. In addition to the terms defined in Section 1.1, the following terms shall have the meanings defined for such terms in the Recitals or Sections set forth below:

         TERM                                                SECTION

"Acquisition Proposal"...................................   6.4(a)
"Actions"................................................   4.12
"Barry"  ................................................   7.3(c)
"Closing" ...............................................   2.3
"Closing Date" ..........................................   2.3
"Company Reports" .......................................   4.10
"Confidentiality Letter" ................................   6.2
"Disclosure Schedule" ...................................   Article IV Preamble
"Effective Time" ........................................   2.2
"Exchange Fund" .........................................   3.4(d)
"Fairness Opinion" ......................................   4.27
"Financial Statements....................................   4.10
"Financing" .............................................   5.6
"Financing Commitment Letters" ..........................   5.6
"Laws"   ................................................   4.14
"Leased Property" .......................................   4.5(b)(ii)
"Merger" ................................................   Recitals
"Merger Consideration" ..................................   3.2(a)
"Paying Agent" ..........................................   3.4(a)
"Payment Event"..........................................   6.4(b)
"Permitted Party" .......................................   6.4(b)
"Proprietary Rights".....................................   4.16
"Proxy Statement" .......................................   6.6(a)
"Regulatory Filings".....................................   4.9
"Schedule 13E-3" ........................................   6.7
"Semel"..................................................   7.3(c)
"Special Meeting" .......................................   4.27
"Stockholders Agreement".................................   7.3(h)
"Surviving Corporation" .................................   2.1
"Systems"................................................   4.24
"Third Party" ...........................................   6.4
"Voting Agreement".......................................   Recitals

"Y2K Compliant"..........................................   4.24

                                   ARTICLE II

                                   THE MERGER

                  Section 2.1. THE MERGER. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the DGCL, at the Effective Time, Acquirer shall be merged with and into the Company. Upon the effectiveness of the Merger, the separate corporate existence of Acquirer shall cease and the Company, under the name Uniflex, Inc., shall continue as the surviving corporation (the "Surviving Corporation"). The Merger shall have the effects specified under the DGCL.

                  Section 2.2.      EFFECTIVE TIME.

                  On the Closing Date, the parties shall cause the Merger to be consummated by causing a certificate of merger with respect to the Merger to be executed and filed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time of filing of the certificate of merger or at such later time as is specified therein (the "Effective Time").

                  Section 2.3.      CLOSING.

                  Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance herewith or (b) at such other time, date or place as Acquirer and the Company may agree. The date on which the Closing occurs is herein referred to as the "Closing Date."

                  Section 2.4.      CERTIFICATE OF INCORPORATION AND BY-LAWS.

                           (a) At the  Effective  Time,  and without any further
action on the part of the Company or Acquirer, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and, as so amended, until thereafter further amended as provided therein and under the DGCL, it shall be the certificate of incorporation of the Surviving Corporation following the Merger.

                           (b) At the  Effective  Time,  and without any further
action on the part of the Company or Acquirer, the by-laws of Acquirer as in effect immediately prior to the Effective Time as set forth as Exhibit C hereto, shall be the by-laws of the Surviving Corporation following the Merger until thereafter changed or amended as provided therein or by applicable law.

                  Section 2.5.      DIRECTORS.

                  The directors of the Surviving Corporation shall be those individuals set forth on Exhibit C-1 hereto who shall hold such positions until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.


                                   ARTICLE III

           EFFECT OF MERGER ON SECURITIES OF ACQUIRER AND THE COMPANY

                  Section 3.1.      CONVERSION OF ACQUIRER COMMON STOCK.

                  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the shares of common stock, par value $0.01 per share, of Acquirer issued and outstanding immediately prior to the Effective Time shall automatically be converted into and thereafter represent 693,527 validly issued, fully paid and non-assessable share(s) of common stock, par value $.10 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"), such shares of Surviving Corporation Common Stock to be comprised of 246,729 shares of Class A Voting Common Stock and 446,798 shares of Class B Non-Voting Common Stock.

                  Section 3.2. CONVERSION OF COMPANY COMMON STOCK FOR MERGER CONSIDERATION.

                           (a) At the  Effective  Time,  by virtue of the Merger
and without any action on the part of the holder thereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Retained Shares, Treasury Securities and Dissenting Shares, if any) shall automatically be converted into the right to receive, and each certificate which immediately prior to the Effective Time represented a share of Company Common Stock shall evidence solely the right to receive, $7.57 in cash (the "Merger Consideration") upon surrender of the certificate formerly representing Company Common Stock as provided in Section 3.4.

                           (b) At the  Effective  Time,  by virtue of the Merger
and without any action on the part of the holder thereof, each Retained Share shall remain issued and outstanding and constitute one issued and outstanding share of common stock of the Surviving Corporation.

                           (c) All Treasury  Securities  shall, by virtue of the
Merger and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

                  Section 3.3.      OPTIONS.

                           (a) Except as otherwise  agreed to in writing between
the Company and the holder of any Option, and as consented to by Acquirer, as of the Effective Time, each outstanding Option granted under the Stock Option Plans or otherwise whether or not then exercisable, shall be canceled by the Company, and as of the Effective Time, the former holder thereof shall be entitled to receive from the Company in consideration for such cancellation an amount in cash equal to the product of (i) the number of shares of Company Common Stock previously subject to such Option (whether or not vested or exercisable) and
(ii) the excess, if any, of the Merger Consideration per share over the exercise price per share, if any, previously subject to such Option, reduced by the amount of withholding or other taxes required by law to be withheld.

                           (b) Except as provided herein or as otherwise  agreed
by the parties, the Stock Option Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall terminate as of the Effective Time, and the Company shall exercise its best efforts to ensure that following the Effective Time, no current or former employee or director shall have any Option to purchase shares of the Company Common Stock or any other equity interest in the Company under any Stock Option Plan or otherwise.

                           (c)  Prior  to  the  Effective  Time,  the  Board  of
Directors (or, if appropriate, any committee administering the Stock Option Plans) shall adopt such resolutions or take such actions as are necessary, subject if necessary, to obtaining consents of the holders thereof, to carry out the terms of this Section 3.3.

                  Section 3.4.      EXCHANGE OF CERTIFICATES.

                           (a)  Substantially  simultaneous  with the  Effective
Time, the Company shall deposit with a paying agent to be selected by the Company and Acquirer (the "Paying Agent"), as necessary, for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this
Article III, the funds necessary to pay the Merger Consideration for each share.

                           (b) As soon as practicable  after the Effective Time,
and using its reasonable best efforts to do so within three business days thereafter, the Paying Agent shall mail to each holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (other than Treasury Shares, Dissenting Shares and Retained Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of such certificates to the Paying Agent and shall be in such form and have such other provisions as Acquirer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of each certificate in exchange for payment of the Merger Consideration. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (other than Retained Shares), upon surrender to the Paying Agent of such certificate or certificates, together with a properly completed letter of transmittal, and acceptance thereof by the Paying Agent, shall be entitled to receive in exchange therefor the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such certificate. No interest will be paid on or accrue on the Merger Consideration. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates formerly representing shares of Company Common Stock which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of such cash. Until surrendered as contemplated by this Section 3.4(b), each certificate formerly representing shares of Company Common Stock (other than the Retained Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each share of Company Common Stock.

                           (c) All cash paid upon the  surrender for exchange of
certificates formerly representing shares of Company Common Stock in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares exchanged for cash theretofore represented by such certificates.

                           (d) Any cash deposited with the Paying Agent pursuant
to this Section 3.4 (the "Exchange Fund") which remains undistributed to the holders of the certificates formerly representing shares of Company Common Stock one year after the Effective Time shall be delivered to the Surviving Corporation at such time and any former holders of shares of Company Common Stock (other than Retained Shares) prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash, if any.

                           (e) None of Acquirer, the Company or the Paying Agent
shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any federal, state, local, or municipal, foreign or other government or subdivision, branch, department or agency thereof and any governmental or quasi-governmental authority of any nature, including any court or other tribunal), any such cash in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                           (f)   In   the   event   any   certificate   formerly
representing Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Surviving Corporation, the posting by such person of a bond in such reasonable amount as Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the shares representing the Retained Shares, or the Merger Consideration, as the case may be.

                  Section 3.5. DISSENTING SHARES. Notwithstanding Section 3.2 hereof, Dissenting Shares shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such shares or lost his right to appraisal and payment for his shares under Section 262 of the DGCL, or
(iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares and each such share shall be treated as if it had been converted as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 3.2 hereof. The Company shall give Acquirer prompt notice of any demands received by the Company for appraisal of shares, and Acquirer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquirer, make any payment with respect to, or settle or offer to settle, any such demands.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to Acquirer to enter into this Agreement, the Company hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Acquirer, except as otherwise set forth in a written disclosure schedule (the "Disclosure Schedule") delivered by the Company to Acquirer prior to the date hereof, a copy of which is attached hereto. Unless otherwise specified, (1) each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule and (2) no disclosure made in any particular numbered schedule of the Disclosure Schedule shall be deemed made in any other numbered schedule of the Disclosure Schedule unless expressly made therein (by cross-reference or otherwise) or unless, and only to the extent that, (x) it is apparent on the face of such disclosure that such disclosure contains information which also modifies another representation and warranty therein, or
(y) such disclosure in one numbered schedule reasonably relates to the disclosure in another numbered schedule or schedules.

                  Section 4.1.      ORGANIZATION AND CAPITALIZATION.

                  (a) ORGANIZATION. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Acquirer true, correct and complete copies of its certificate of incorporation and by-laws (in each case, as amended to date). The Company is not in violation of any provision of its certificate of incorporation or by-laws.

                  (b) CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. As of March 5, 1999, there were 4,300,352 shares of Company Common Stock issued and outstanding. Since such date, no additional shares of capital stock of the Company have been issued, except shares of Company Common Stock issued upon the exercise of Options outstanding under any Stock Option Plan or otherwise. As of March 5, 1999, Options to acquire 158,700 shares of Company Common Stock pursuant to the Stock Option Plans or otherwise were outstanding. SCHEDULE 4.1(B) includes a complete and correct list of outstanding Options under such Stock Option Plans or otherwise (including the number of Options and exercise price of each such Option) held by each employee, director or other person. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. SCHEDULE 4.1(B) sets forth the total amount of indebtedness for borrowed money and the total amount of cash on hand of the Company and its Subsidiaries on a consolidated basis as of March 1, 1999. Except as provided in
SCHEDULE 4.1(B), all such indebtedness is prepayable without more than two business days notice and without the payment of any penalty. Except as set forth in this Section 4.1(b), (i) there are no outstanding Equity Securities of the Company and (ii) the Company is not a party to commitments or obligations of any kind or character for (A) the issuance of Equity Securities of the Company or
(B) the repurchase, redemption or other acquisition of any Equity Securities of the Company.

                  (c) VOTING TRUSTS, PROXIES, ETC. Except for the Stockholders Agreement, the Company is not a party to any stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of the Company.

                  Section 4.2. AUTHORIZATION. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the majority of all the votes entitled to be cast on the Merger by the holders of the Company Common Stock, the consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

                  Section 4.3.      SUBSIDIARIES.

                  (a) OWNERSHIP; CAPITALIZATION. The Company owns, directly or indirectly, each of the outstanding capital stock (or other ownership interests) of each of the Company's Subsidiaries as set forth on SCHEDULE 4.3(A), and the Company has no investments (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) in any other person, corporation, partnership, joint venture, business, or trust or entity. Except as set forth on SCHEDULE 4.3(A), the Company is the beneficial owner of all of the outstanding shares of capital stock of each Subsidiary, free and clear of any and all Encumbrances. The authorized, issued and outstanding capital stock, and the record ownership of all such shares of capital stock, of each Subsidiary is as set forth on part (a) of SCHEDULE 4.3. All of the shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, were issued and sold in accordance with federal and applicable state securities laws and were not issued in violation of any preemptive or other similar rights. Except as set forth in this Section 4.3(a),
(i) there are no outstanding Equity Securities of the Company's Subsidiaries and
(ii) the Company is not a party to commitments or obligations of any kind or character for (A) the issuance of Equity Securities of its Subsidiaries or (B) the repurchase, redemption or other acquisition of any Equity Securities of its Subsidiaries. There are no stockholder agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the Equity Securities of its Subsidiaries.

                  (b) ORGANIZATION. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to conduct its business as it is presently being conducted and to own and lease its Assets. Each of the Company's Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except whether the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Acquirer true, correct and complete copies of each of its Subsidiaries' certificate of incorporation and by-laws (in each case, as amended to date). None of the Company's Subsidiaries is in violation of any provision of its certificate of incorporation or by-laws.

                  Section  4.4.  ABSENCE  OF CERTAIN  CHANGES  OR EVENTS.  Since
October 31, 1998 and except as set forth in the SEC Reports filed to the date hereof, (x) the Company and its Subsidiaries have been operated in the ordinary course of business, consistent with past practice, (y) there has been no Material Adverse Change in or with respect to the Company or its Subsidiaries and (z) to the best knowledge of the Company, no events or developments have occurred that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change with respect to the Company. Without limiting the generality of the foregoing, since October 31, 1998, neither the Company nor its Subsidiaries has (i) taken any action of the type contemplated by Section 6.1(c) and (f) - (o) hereof (other than Option grants pursuant to the Option Plans) or (ii) failed to take any action of the type contemplated by
Section 6.1(a) and (b) hereof.

                  Section 4.5. TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES, ETC.

                  (a) GENERAL. Each of the Company and its Subsidiaries owns or leases all Assets necessary for the conduct of its business as presently conducted, and the Assets in the aggregate are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

                  (b)      REAL PROPERTY.

                        (i) OWNED REAL PROPERTY. SCHEDULE 4.5(B) hereto sets forth all Facilities owned by the Company and its Subsidiaries. With respect to each parcel of owned real property (A) the Company or its Subsidiaries has good and marketable fee simple title to such parcel of real property, free and clear of any and all Encumbrances other than Permitted Encumbrances, (B) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such parcel of real property, (C) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of real property or any portion thereof or interest therein, (D) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such parcel of real property and (E) there is no (1) pending or, to the best knowledge of the Company, threatened condemnation proceeding relating to such parcel of real property, (2) pending or, to the best knowledge of the Company, threatened Action relating to such parcel of real property, or (3) other matter affecting the current or currently proposed use, occupancy or value of, such parcel of real property in any material respect.

                       (ii) LEASED REAL PROPERTY. SCHEDULE 4.5(B) sets forth all leases pursuant to which Facilities are leased by the Company or its Subsidiaries (as lessee), true and correct copies of which have been delivered to Acquirer. Such leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company or its Subsidiaries occupies or uses Facilities. The Company and its Subsidiaries have good and valid leasehold title to, and enjoy peaceful and undisturbed possession of, all leased property described in such leases (the "Leased Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor. With respect to each such parcel of Leased Property (A) there are no pending or, to the best knowledge of the Company, threatened condemnation proceedings relating to, or any pending or, to the best knowledge of the Company, threatened Actions relating to, such Leased Property or any portion thereof, (B) none of the Company or its Subsidiaries or, to the best knowledge of the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (C) neither the Company nor its Subsidiaries have received notice of any pending or threatened special assessment relating to such Leased Property or otherwise have any knowledge of any pending or threatened special assessment relating thereto. Each leased Facility is supplied with utilities necessary for the operation of such Facility.

                  (c) PERSONAL PROPERTY. SCHEDULE 4.5(C) identifies all Fixtures and Equipment, vehicles and other similar tangible personal property Assets with a book value or replacement cost of at least $20,000 owned or leased by the Company or its Subsidiaries as of January 31, 1999.

                        (i) OWNED PERSONAL PROPERTY. Each of the Company and its Subsidiaries has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (A) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (B) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (C) there are no parties (other than the Company and its Subsidiaries) who are in possession of or who are using any such item of personal property;

                       (ii) LEASED PERSONAL PROPERTY. Each of the Company and its Subsidiaries has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. SCHEDULE 4.5(C) sets forth all Leases for personal property involving annual payments in excess of $20,000 and includes a general description of the leased items, term and annual rent, true and correct copies of which have been delivered or made available to Acquirer.

                  (d) With respect to each Lease  listed on SCHEDULE  4.5(B) and
SCHEDULE 4.5(C), (A) there has been no material default under any such Lease by the Company or its Subsidiaries, or to the best knowledge of the Company, by any other party, (B) such Lease is a valid and binding obligation of the Company and/or its Subsidiaries, is in full force and effect with respect to the Company and/or its Subsidiaries and is enforceable against the Company and/or its Subsidiaries in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, and (C) no action has been taken by the Company and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the Company and/or its Subsidiaries, without the consent of the Company and/or its Subsidiaries, under any such Lease that is material to the Company and/or its Subsidiaries.

                  Section 4.6.      CONTRACTS AND COMMITMENTS.

                  (a) SCHEDULE 4.6 sets forth a complete and accurate list of all Contracts in the following categories as of the date hereof (except to the extent that any such category specifies a different date, in which case such corresponding list is made as of such specified date):

                        (i) each Contract (or group of related Contracts) for the furnishing of services by the Company and/or its Subsidiaries involving annual revenues of more than $20,000 to the Company and its Subsidiaries;

                       (ii) each Contract (or group of related Contracts) concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any other person;

                      (iii) each Contract (or group of related Contracts) (A) under which the Company or its Subsidiaries has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting material capital lease obligations, (C) under which the Company or its Subsidiaries has granted (or may grant) a security interest or lien on any of the Assets or (D) under which the Company or its Subsidiaries has incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

                       (iv) each Contract (or group of related Contracts) with any of the Personnel, any Affiliate of the Company or any member of any such person's immediate family, including, without limitation, Contracts (A) to employ or terminate executive officers or other
         Personnel and other Contracts with present or former officers, directors or stockholders or other corporate Personnel or (B) that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent, matured or unmatured) to pay on behalf of the Company or its Subsidiaries or any Affiliate of the Company or its

         Subsidiaries, any severance, termination, "golden parachute" or other similar payments to any present or former Personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby;

                        (v) each Contract (or group of related Contracts), other than Contracts covered by clause (vii) of this Section 4.6, providing for payments in excess of $20,000 over the life of such Contract (or group of related Contracts), except for such Contracts that are cancelable on not more than 30 days' notice by the Company or its Subsidiaries without penalty or increased cost;

                       (vi) each distribution, franchise, license, sales, commission, consulting agency or advertising Contract related to the Assets or the business, except for such Contracts that are cancelable on not more than 30 days' notice by the Company or its Subsidiaries without penalty or increased cost;

                      (vii) each Contract (or group of related Contracts) containing covenants restraining or limiting the freedom of the Company or its Subsidiaries or any officer, director, stockholder or Affiliate thereof to engage in any line of business or compete with any person including, without limitation, by restraining or limiting the right to solicit customers;

                     (viii) each Contract (or group of related Contracts) with the United States, state or local government or any agency or department thereof;

                       (ix) each Contract (or group of related Contracts) pursuant to which the Company or its Subsidiaries have sold any Assets and have created any obligation to indemnify anyone with respect thereto; and

                        (x) any other material Contract involving an aggregate annual payment of $20,000 or greater.

The Company and its Subsidiaries have delivered to Acquirer a true and correct copy of each written Contract listed in SCHEDULE 4.6 and has included as part of
SCHEDULE 4.6 a brief summary of the material terms of each such oral Contract.

                  (b) ABSENCE OF BREACHES OR DEFAULTS IN GENERAL. With respect to each Contract set forth on or described in SCHEDULE 4.6, (i) there is no material default by the Company or its Subsidiaries or, to the knowledge of the Company, any other party to any Contract, (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not cause a material default hereunder or thereunder; (iii) such Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto, is in full force and effect and is enforceable against the Company or its Subsidiaries and, to the knowledge of the Company, against each other party thereto in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity; and (iv) no action has been taken by the Company or its Subsidiaries and no event has occurred which, with notice or lapse of time or both and/or the occurrence, nonoccurrence, or existence or nonexistence of any other event or condition would permit termination, modification or acceleration by a party thereto other than the Company or its Subsidiaries under any such Contract.

                  Section 4.7. PERMITS. The Company and its Subsidiaries have all material Permits required to own and lease their properties, the Assets and the Facilities and to conduct their business as currently being conducted. All such Permits are valid and in full force and effect and are listed on SCHEDULE
4.7. The Company and its Subsidiaries have not violated any such Permits in any material respect, and each is in compliance with all such Permits in all material respects. Neither the Company nor its Subsidiaries has received any notice to the effect that, or otherwise has any knowledge that, (a) the Company and its Subsidiaries are not currently in compliance with, or are in violation of, any such Permits in any material respect or (b) any currently existing circumstances are likely to result in a failure of the Company and its Subsidiaries to comply with, or in a violation by the Company and its Subsidiaries of, any such Permits in any material respect.

                  Section 4.8. NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company or its Subsidiaries will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Company or its Subsidiaries, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such Contract), any term or provision of any Contract, indebtedness, Lease, Encumbrance, Permit, authorization or concession to which the Company or its Subsidiaries is a party or by which any of the Assets are bound, (c) a violation by the Company or its Subsidiaries of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company or its Subsidiaries,
(d) an impairment of any right of the Company or its Subsidiaries under any Contract to which it is a party or by which its Assets are bound or under any Permit relating to the operation of its business, or (e) an imposition of any Encumbrance (other than Permitted Encumbrances), restriction or charge on the business of the Company or its Subsidiaries or on any of the Assets, except in the case of clauses (b), (d) and (e), where such breach, default, creation of any right, impairment or imposition would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.9. CONSENTS AND APPROVALS. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by the Company or its Subsidiaries in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than (a) filings required in connection with or in compliance with the provisions of the HSR Act (if applicable), the Securities Act, the Exchange Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), (b) the filing of the Merger Certificate under the DGCL, or (c) those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations, that have been, or will be prior to the Closing Date, obtained or made, as set forth on SCHEDULE 4.9 except those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the Merger transaction.

                  Section 4.10. SEC DOCUMENTS; FINANCIAL STATEMENTS, ETC. The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 31, 1996 through the date of this Agreement (collectively, the "Company Reports"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in or incorporated by reference in the Company Reports (the "Financial Statements") (i) comply as to form in all material respects with applicable accounts requirements and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, and sound bookkeeping practices and (iii) present fairly in accordance with GAAP, consistently applied throughout the periods covered, the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby (except as may be indicated in the notes thereto and subject in the case of unaudited interim financial statements, to normal year-end adjustments). The accounting and financial records of the Company and its Subsidiaries have been prepared and maintained in accordance with GAAP, consistently applied throughout the periods indicated, and sound bookkeeping practices.

                  Section 4.11. UNDISCLOSED LIABILITIES. Neither the Company nor
its Subsidiaries  has any liabilities,  obligations or commitments of any nature
(whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured) and, to the knowledge of the Company, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Company or its Subsidiaries giving rise to any such liability, other than (a) liabilities which are reflected and reserved against on the most recent balance sheet contained in the Financial Statements (including, without limitation, in the notes thereto) which have not been paid or discharged since the date thereof, (b) liabilities which arose prior to the date of the most recent balance sheet contained in the Financial Statements and not required under GAAP to be reflected thereon, (c) liabilities and obligations disclosed on the Disclosure Schedule and (d) liabilities incurred since October 31, 1998 in the ordinary course of business, consistent with past practice (none of which liabilities incurred since October 31, 1998 relates to any material breach of Contract, breach of warranty, tort, infringement or violation of law or which arose out of any Action). None of the liabilities described in clauses (b), (c) and (d) of the preceding sentence has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.12. LITIGATION. Except as set forth on SCHEDULE 4.12 or in the Company Reports and other than Actions which are reflected and reserved against in the most recent balance sheet contained in the Financial Statements (including, without limitation, in the notes thereto), there are no outstanding actions, orders, writs, injunctions, judgments or decrees or any claims, suits, charges, proceedings, labor disputes, arbitrations, governmental audits or investigations (collectively, "Actions") pending or, to the knowledge of the Company and its Subsidiaries, threatened or anticipated, (a) against, related to or affecting (i) the Company and its Subsidiaries, their business or operations or the Assets, (ii) to the Company's knowledge, any officers or directors of the Company and its Subsidiaries, as such, (iii) to the knowledge of the Company, any stockholder of the Company owning of record or beneficially any Retained Shares, or (iv) other than routine claims for benefits, any Employee Plan of the Company and its Subsidiaries or any trust or funding instrument, fiduciary or administrator thereof; (b) to the Company's knowledge, relating to the transactions contemplated hereby; or (c) in which Company or its Subsidiaries is a plaintiff, including, without limitation, any derivative suits brought by or on behalf of the Company or its Subsidiaries, except for those Actions under clauses (a), (b) or (c) that would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.13. LABOR MATTERS. Except as set forth on SCHEDULE 4.13, (a) neither the Company nor its Subsidiaries is a party to, or a participant in any negotiation of, any labor agreement with respect to any of their employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice; (b) in the past five years, neither the Company nor its Subsidiaries has been approached by organized labor or its representatives making an effort to cause the Company or its Subsidiaries to conform to demands of organized labor relating to any of their employees or to enter into a binding agreement with organized labor that would cover any of their employees; and (c) there is no labor strike, slow-down or other work stoppage or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries nor is any grievance currently being asserted, and in the past five years the Company and its Subsidiaries have not experienced a strike, slow-down or other work stoppage or other labor disturbance or difficulty. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and are not and have not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company and its Subsidiaries pending before or, to the knowledge of the Company, threatened by the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the conduct of their businesses, and, to the knowledge of the Company, there are no facts or information which would give rise thereto, and in the past five years there have not been any unfair labor practice charges or complaints against the Company or its Subsidiaries which could have a Material Adverse Effect on the Company.

                  Section 4.14. COMPLIANCE WITH LAW. The Company and its Subsidiaries have not violated and are in compliance with (a) all applicable laws, statutes, ordinances, regulations, rules and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other governmental or regulatory agency, department, authority, body or instrumentality and (b) any judgment, decision, decree or order of any court or governmental or regulatory agency, department, authority, body or instrumentality (collectively, "Laws"), relating to the Assets, business or operations of the Company or its Subsidiaries, except to the extent that any such violation or failure to comply is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Neither the Company nor its Subsidiaries has received any written notice to the effect that, or otherwise has any knowledge that, (i) the Company is not currently in compliance with, or is in violation of, any applicable Laws or (ii) any currently existing circumstances are likely to result in a failure of the Company to comply with, or a violation by the Company of, any Laws, in either case which such failure to comply or violation would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                  Section 4.15. NO BROKERS. Other than with Dunn Johnston & Company, Inc., which was retained by the Company pursuant to agreements dated October 29, 1997 and January 6, 1999, respectively, which agreements have been delivered to Acquirer prior to the date hereof, none of the Company, its Subsidiaries or any of their officers, directors, employees, stockholders or other Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby for which the Company or the Surviving Corporation would be obligated.

                  Section 4.16. PROPRIETARY RIGHTS. SCHEDULE 4.16 lists all federal, state and foreign registrations of patents, trademarks, trade names, service marks or other trade rights and copyrights and all pending applications for any such registrations that are owned by the Company or its Subsidiaries, or that are being or have been used in connection with, or relate to, the Assets, the business or operations, products or processes of the Company or its Subsidiaries (whether or not presently used in connection with the Assets, business or operations of the Company or its Subsidiaries) or in which the Company or its Subsidiaries have any interest (collectively, the "Proprietary Rights"). No person has a right to receive a royalty or similar payment in respect of any Proprietary Rights whether or not pursuant to any contractual arrangements entered into by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has any licenses granted, sold or otherwise transferred by or to it or other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. Each of the Company and its Subsidiaries owns, or possesses valid and enforceable licenses or other rights to use, all Proprietary Rights used in or necessary for its business as it is currently conducted, and such ownership and licenses will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to own or possess such licenses or rights would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. No other firm, corporation, association or person (a) has notified the Company or its Subsidiaries that it is claiming any ownership of or right to use such Proprietary Rights or (b) to the best of the Company's and its Subsidiaries' knowledge, has interfered with, infringed upon or otherwise come into conflict with any such Proprietary Rights in any material respect.

                  Section 4.17.     EMPLOYEE PLANS.

                  (a) SCHEDULE 4.17 contains a complete list of Employee Plans. With respect to each such Employee Plan, the Company has provided to Acquirer true and complete copies of (i) all plan documents and related trust agreements, annuity contracts or other funding instruments, (ii) all summary plan descriptions, summary of material modifications, all material employee communications, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multi-employer Plan), (iv) for the three most recent plan years, the Internal Revenue Service Form 5500 including all schedules and attachments thereto for each Pension Plan and Welfare Plan, (v) all actuarial reports prepared for the last three plan years for each Pension Plan, and (vi) a description setting forth the amount of any liability of the Company and its Subsidiaries as of the Closing Date for payments more than thirty (30) calendar days past due with respect to any Welfare Plan.

                  (b) (i) Each Employee Plan including any related trust agreement, annuity con tract or other funding instrument is legal, valid and binding and in full force and effect.

                       (ii) Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which has been operated as a qualified plan has received a favorable determination letter from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and has been so qualified during the period from its adoption to the date of such determination letter.

                      (iii) Each Employee Plan is subject only to the laws of the United States or a political subdivision thereof.

                       (iv) Each Employee Plan has been maintained in compliance in all material respect to its terms and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employment Plan, including, without limitation, ERISA and the Code.

                        (v) Except as provided by law or in any employment agreement set forth on SCHEDULE 4.17, the employment of all persons presently employed or retained by the Company or its Subsidiaries is terminable at will.

                  (c) (i) None of the Employee Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

                       (ii) None of the Employee Plans is a plan or arrangement described under Section 4(b)(5) or 401(a)(1) of ERISA, or a plan maintained in connection with a trust described in Section 501(c)(9) of the Code.

                      (iii) Neither the Company nor any ERISA affiliate has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Multiemployer Plan.

                  (d) (i) Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4212(c) of ERISA.

                       (ii) None of the Company, or its Subsidiaries or any plan fiduciary of any Employee Plan has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise materially violated or participated in a violation of the provisions of Part 4 of Title I, Subtitle B of ERISA.

                      (iii) The Company and its Subsidiaries have not been assessed any civil penalty under Section 502(l) of ERISA.

                       (iv) No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511.

                  (e)  Except  as set  forth on  SCHEDULE  4.17 or  required  by
Section 4980B of the Code or Part 6 of Title 1, Subtitle B of ERISA, neither the Company nor any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of the Company or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent the Company or an ERISA affiliate from amending or terminating any such benefit plan or such Welfare Plan.

                  (f) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, requires the payment by the Company or its Subsidiaries of any amount that is not deductible under Section 162(a)(1) or 404 of the Code.

                  (g) Neither the Company nor any ERISA Affiliate has announced to employees, former employees or directors an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Employee Plans which are intended to cover employees or former employees of the Company or any subsidiary or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of the Company or any subsidiary.

                  (h) Except as set forth on SCHEDULE 4.17, (i) neither the Company nor any Employee Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings; and (ii) the insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of the Company or its Subsidiaries (and, if applicable, their respective dependents) who has been advised by the Company or its Subsidiaries, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

                  (i) Except as set forth on SCHEDULE 4.17, neither the execution and delivery of this Agreement or other related agreements by the Company nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any share options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                  (j) To the knowledge of the Company, no event has occurred in connection with which the Company or any Employee Plan, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of the Company to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

                  (k) Except as set forth on SCHEDULE 4.17, the Company is not a party to any severance or similar arrangement in respect of any of the Personnel that will result in any obligation (absolute or contingent) of the Company or Acquirer after the Closing to make any payment to any of such Personnel following termination of employment.

                  Section 4.18.     TAX MATTERS.

                  (a) FILING OF TAX RETURNS. The Company and its Subsidiaries have timely filed with the appropriate taxing authorities all Returns in respect of Taxes required to be filed through the date hereof (or are properly on extension) and will timely file any such returns required to be filed on or prior to the Closing Date (or are properly on extension). All Returns and other information filed are (and will be) complete and accurate in all material respects and all Taxes due on such Returns have been paid in full or will be paid in full on a timely basis prior to the Closing Date. The Company and its Subsidiaries have not requested any extension of time within which to file Returns in respect of any Taxes. The Company and its Subsidiaries have delivered to Acquirer complete and accurate copies of the federal, state and local income tax Returns for the fiscal years 1996, 1997 and 1998.

                  (b) PAYMENT OF TAXES. Other than as set forth on SCHEDULE 4.18, all Taxes for which the Company and its Subsidiaries are or may be liable, in respect of periods (or portions thereof) ending on or before the Closing Date (other than for the period beginning immediately after the end of the period reported on in the Company's Form 10-Q for the fiscal quarter ending April 30, 1999 and ending on the Closing Date), have been timely paid, or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in the Financial Statements. Other than as set forth on SCHEDULE 4.18, there are no Taxes for which the Company and its Subsidiaries are or may become liable in a period or a portion thereof beginning on or after the Closing Date that are attributable to income earned or activities of the Company and its Subsidiaries occurring before the Closing Date, and neither the Company nor any of its Subsidiaries have obtained any ruling from or entered into any closing agreements with any Taxing authority that could affect their Tax liability for any period or portion thereof beginning after the Closing Date.

                  (c) AUDITS, INVESTIGATIONS OR CLAIMS. Other than as set forth on SCHEDULE 4.18, no deficiencies for Taxes have been claimed, proposed or assessed in writing by any taxing or other governmental authority against the Company or its Subsidiaries which have not been paid or reserved on the Financial Statements. Other than as set forth on SCHEDULE 4.18, there are no pending or in process audits or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes that in the reasonable judgment of the Company or its counsel are likely to result in an additional amount of Taxes, and there is no matter under discussion with any taxing or other governmental authority with respect to Taxes that in the reasonable judgment of the Company or its counsel is likely to result in an additional liability for Taxes with respect to the Company or its Subsidiaries. Audits of federal, state, and local returns for Taxes by the relevant taxing or other governmental authorities have been completed for the periods set forth on
SCHEDULE 4.18(C) and none of the Company or its Subsidiaries has been notified that any taxing or other governmental authority intends to audit any other Return for any period. No extension of any statute of limitations relating to Taxes is in effect with respect to the Company or its Subsidiaries. No power of attorney has been executed by the Company or its Subsidiaries with respect to any matters relating to Taxes which is currently in force. The Company has disclosed on its federal income tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

                  (d) LIENS. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets.

                  (e) SAFE HARBOR LEASE PROPERTY. None of the Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

                  (f) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                  (g) TAX-EXEMPT USE PROPERTY. None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (h) NO WITHHOLDING. The Company is not (and has not been during the five year period prior to the Closing Date) a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

                  (i) TAX ELECTIONS. All material elections with respect to Taxes affecting the Company or its Subsidiaries as of the date hereof are set forth on SCHEDULE 4.18(I). Neither the Company nor its Subsidiaries has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code (or similar provisions under state or local law) apply to any disposition of the Assets. The Company and its Subsidiaries have not agreed to make, or are not required to make, any adjustment under
Section 481(a) of the Code (or similar provisions under state or local law) by reason of a change in accounting method or otherwise.

                  (j)  TAX  SHARING   AGREEMENTS.   There  are  no  tax  sharing
agreements or similar arrangements (whether written or unwritten) with respect to or involving the Company or its Subsidiaries.

                  (k) PARTNERSHIPS. The Company and its Subsidiaries are not a party to any joint venture, partnership or other arrangement or contract which is taxed as a partnership for federal income tax purposes.

                  (l) COMPENSATION PAYMENTS. Except as set forth on SCHEDULE 4.18, the Company and its Subsidiaries are not a party to any agreement or arrangement that would result, separately or in the aggregate, (i) in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, including, without limitation, as a result of any event connected with the Merger or any other transaction contemplated herein, or (ii) in the payment of any "applicable employee renumeration" within the meaning of Section 162(m) of the Code.

                  (m) AFFILIATED GROUP. Except as set forth on SCHEDULE 4.18, the Company and its Subsidiaries have not been a member of an affiliated group that has filed a consolidated return or any group that has filed a combined, consolidated or unitary state or local return, other than the group of which the Company is currently the parent.

                  Section 4.19. INSURANCE. SCHEDULE 4.19 contains a complete and accurate list of all policies or binders for business interruption, fire, liability, title, worker's compensation, product liability, errors and omissions and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration date, annual premium and a general description of the type of coverage provided) maintained by the Company and its Subsidiaries. Such insurance provides, and during its term has provided, coverage to the extent and in the manner (a) adequate for the Company and its Subsidiaries and their Assets, businesses and opera tions and the risks insured against in connection therewith and (b) as may be or may have been required by law and by any and all Contracts to which the Company and/or its Subsidiaries are or have been a party. The Company and its Subsidiaries are not in any material default under any of such policies or binders, and the Company and its Subsidiaries have not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. No insurer has refused, denied or disputed coverage of any material claim made thereunder. No insurer has advised the Company and/or its Subsidiaries that it intends to reduce coverage, materially increase any premium or fail to renew any existing policy or binder. All such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

                  Section 4.20. CUSTOMERS AND SUPPLIERS. SCHEDULE 4.20 sets forth a true and correct list of (a) the 25 largest customers of the Company and its Subsidiaries, on a consolidated basis, in terms of sales during the fiscal year ended January 31, 1999, setting forth the total sales to each such customer during such period and (b) the 10 largest suppliers of the Company and its Subsidiaries, on a consolidated basis, in terms of purchases during the fiscal year ended January 31, 1999, setting forth for each such supplier the total purchases from each such supplier during such period. Since January 31, 1999, there has not been any adverse change in the business relationship of the Company or its Subsidiaries with any customer or supplier named in SCHEDULE 4.20 that would reasonably be expected to have a Material Adverse Effect on the Company.

                  Section 4.21.     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Company and its subsidiaries are in material compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct their business as currently being conducted or proposed to be conducted. All such Permits are listed on SCHEDULE
4.21. Neither the Company nor its Subsidiaries has received any notice to the effect that, or otherwise has knowledge that, (i) the Company and its Subsidiaries are not currently in compliance in any material respect with, or are in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of the Company or its Subsidiaries to comply with, or a violation by the Company or its Subsidiaries of, any such Environmental Laws or Permits required thereunder. Except as set forth on SCHEDULE 4.21, the Company and its Subsidiaries at all times during the previous five years from the date hereof have been in material compliance with all Environmental Laws.

                  (b) Except as set forth on SCHEDULE 4.21, there are no existing or, to the knowledge of the Company, potential Environmental Claims against the Company or its Subsidiaries, nor have any of them received any written notification or otherwise has any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by the Company or its Subsidiaries.

                  (c) (i) Except as set forth on SCHEDULE 4.21, no underground tank or other underground storage receptacle for Hazardous Substances is currently located on the Facilities and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, to the best knowledge of the Company, there have been no such releases by the Company's or its Subsidiaries' corporate predecessors and no releases on, upon, or into any real property in the vicinity of any of the real properties of the Company or its Subsidiaries other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of the Company or its Subsidiaries.

                  (d) Except as would not have a Material Adverse Effect on the Company, there are no PCBs or asbestos-containing materials located at or on the Facilities.

                  (e) Except as set forth on SCHEDULE 4.21, the Company and its Subsidiaries are not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedule) under which the Company or its Subsidiaries are obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions or compliance with Environmental Laws.

                  (f) The Company and its Subsidiaries have not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

                  (g) Except as set forth on SCHEDULE 4.21, there are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind the Company or its Subsidiaries.

                  (h) True and correct copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by the Company or its Subsidiaries or any person engaged by the Company or its Subsidiaries for such purpose, at any facility owned or formerly owned by the Company or its Subsidiaries have been made available to Acquirer and a list of all such reports, audits and assessments is set forth on SCHEDULE 4.21(H).

                  Section 4.22. NO OTHER AGREEMENTS TO SELL THE ASSETS OR SHARES OF THE COMPANY OR ITS SUBSIDIARIES. Other than sales of inventory or product in the ordinary course of business, consistent with past practice, neither the Company nor its Subsidiaries has any legal obligation, absolute or contingent, to any other person or firm to (a) sell or effect a sale of any or all of the Assets, (b) sell or effect a sale of any Equity Securities of the Company or its Subsidiaries, other than pursuant to the exercise of Options existing on the date hereof, (c) effect any merger, consolidation or other reorganization of the Company or its Subsidiaries or (d) enter into any Contract or cause the entering into a Contract with respect to any of the foregoing.

                  Section 4.23. PROHIBITED PAYMENTS. The Company and its Subsidiaries have not, directly or indirectly, (a) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of the Company and its Subsidiaries for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (d) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the Assets, business or operations of the Company or its Subsidiaries, which the Company or its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

                  Section 4.24. Y2K COMPLIANT. The Company and its Subsidiaries have assessed their equipment (including embedded systems), software, firmware and computer systems (including equipment or systems supplied by others that are material to the Company and its Subsidiaries conducting their business and/or performing operations (collectively the "Systems") to determine whether such Systems accurately process date data from, into, and between the twentieth and twenty-first centuries, including leap year calculations ("Y2K Compliant"). To the knowledge of the Company, the expense of correcting and redeploying any non-Y2K Compliant Systems and all System testing of any equipment which the Company and its Subsidiaries have acquired, and/or the reasonably foreseeable consequences of any System failing to be Y2K

Compliant (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not have a Material Adverse Effect on the Company.

                  Section 4.25. BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in
Section 203 of the DGCL inapplicable to this Agreement, the Merger and the Voting Agreement and (ii) resolved to recommend that the holders of the shares of the Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

                  Section 4.26. REQUIRED COMPANY VOTE. The affirmative vote of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Voting Agreement.

                  Section 4.27. OPINION OF DUNN JOHNSTON. The Company has received the opinion of Dunn Johnston & Company, Inc., dated the date hereof, and a true and complete copy of such opinion has been delivered to Acquirer and attached hereto as Exhibit D ("Fairness Opinion").


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

                  As an inducement to the Company to enter into this Agreement, Acquirer hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:

                  Section 5.1. ORGANIZATION. Acquirer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on Acquirer. Acquirer has delivered to the Company true, correct and complete copies of its certificate of incorporation and by-laws (in each case, as amended to date). Acquirer is not in violation of any provision of its certificate of incorporation or by-laws.

                  Section 5.2. AUTHORIZATION. Acquirer has all necessary corporate power and authority to, and has taken all corporate action necessary on its part to, execute and deliver this Agreement and all agreements and documents contemplated hereby and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquirer and is a legal, valid and binding obligation of Acquirer, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

                  Section 5.3. CONSENTS AND APPROVALS. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal, state, local or foreign governmental or regulatory authority or body or other person or entity is required to be made or obtained by Acquirer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than any Regulatory Filings and the filing of the Merger Certificate under the DGCL.

                  Section 5.4. NO CONFLICT OR VIOLATION. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, by Acquirer will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of Acquirer, (b) a breach of, or a default under, or the creation of any right of any party to accelerate, terminate or cancel pursuant to (including, without limitation, by reason of the failure to obtain a consent or approval under any such contract), any term or provision of any contract, indenture, lease, encumbrance, permit, or authorization or concession to which Acquirer is a party or by which any of its assets are bound, which breach, default or creation of any such right would reasonably be expected to have a Material Adverse Effect on Acquirer.

                  Section 5.5. PROXY STATEMENT; SCHEDULE 13E-3. The information concerning Acquirer and its officers, directors, employees and shareholders furnished in writing to the Company specifically for use in the Proxy Statement and the Schedule 13E-3 will not, when mailed to the stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Acquirer makes no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents or in the Schedule 13E-3.

                  Section 5.6. FINANCING. Acquirer has delivered to the Company complete and correct executed copies of commitment letters (the "Financing Commitment Letters") issued in connection with (a) the subordinated debt and equity financing of the transactions contemplated hereby evidencing (i) the subordinated debt financing to the Surviving Corporation for the transactions in connection with this Agreement and (ii) equity contributions to Acquirer, the Company and the Surviving Corporation; and (b) the senior debt financing of the transactions contemplated by this Agreement (the financing described in this sentence is referred to in this Agreement as the "Financing"). Assuming satisfaction of all applicable conditions set forth in the Financing Commitment Letters and full funding thereunder, Acquirer and the Company at Closing shall have sufficient funds to consummate the transactions contemplated hereby.

                  Section 5.7. NO BROKERS. Except as set forth in SCHEDULE 5.7, none of Acquirer or any of its officers, directors, employees, stockholders or other Affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby.

                  Section 5.8. SHARE OWNERSHIP. To the knowledge of Acquirer, except as set forth in the Carl Marks Group's Schedule 13D dated November 18, 1998, and amended on February 12, 1999, the Carl Marks Group does not beneficially own any Company Common Stock. To the knowledge of Acquirer, subject to the terms and conditions of the Voting Agreement, each member of the Carl Marks Group will not sell, transfer or otherwise dispose of any of the Company Common Stock owned by them so long as this Agreement is in effect. Other than pursuant to any of the documents related to the transaction covered by this Agreement, Acquirer does not beneficially own any Company Common Stock.

                  Section 5.9. ACQUIRER'S OPERATIONS Acquirer has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

                  Section 5.10. STATUS OF REPRESENTATIONS OF THE COMPANY. In entering into the Agreement, Acquirer:

                  (a) acknowledges that, other than as set forth in this Agreement, as of the date of execution of this Agreement, none of the Company, its Subsidiaries, or any of their respective directors or officers, makes any representation or warranty, either express or implied, as to the accurateness or completeness of any of the information provided or made available to Acquirer or the Carl Marks Group or their agents or representatives prior to the execution of this Agreement, except in the case of fraud or willful or intentional misconduct.

                  (b) agrees to the fullest extent permitted by law, that none of the Company, its Subsidiaries or any of their respective directors, officers, employees, stockholders, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Acquirer based upon any information provided or made available, or statements made, to Acquirer or the Carl Marks Group prior to the execution of this Agreement, except in the case of fraud or willful or intentional misconduct, and

                  (c) acknowledges that prior to the date hereof,  none of James
A. Parsons, Robert Davidoff, Howard Davidoff or Harvey Granat has any actual knowledge of any representation or warranty of the Company being untrue or inaccurate in any material respect.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND ACQUIRER

                  The Company and Acquirer covenant and agree with each other that from the date hereof through the Closing:

                  Section 6.1. MAINTENANCE OF BUSINESS PRIOR TO CLOSING. Prior to the Effective Time, except as set forth in the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Acquirer has consented in writing thereto, the Company:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations and business according to their usual, regular and ordinary course consistent with past practice;

                  (b) shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and key employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (c) shall not, and shall cause its  Subsidiaries not to, amend
their  respective   certificates  of  incorporation  or  by-laws  or  comparable governing instruments;

                  (d) shall promptly notify Acquirer of (i) any Material Adverse Change, (ii) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (iii) the breach by the Company of any representation or warranty contained herein;

                  (e) shall promptly deliver to Acquirer correct and complete copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (f) except as permitted pursuant to Section 6.4, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, or any acquisition or disposition of Assets or securities other than in the ordinary course of business consistent with past practice;

                  (g) shall not, and shall not permit any of its Subsidiaries to, (i) grant, confer or award any options, warrants, conversion rights or other rights or Equity Securities, not existing on the date hereof to acquire any shares of its capital stock or other securities of the Company or its Subsidiaries or (ii) accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan or, except as contemplated by Section 3.3, authorize cash payments in exchange for any options granted under any of such plans;

                  (h) shall not, and shall not permit any of its Subsidiaries to, amend the terms of the Benefit Plans, including, without limitation, any employment, severance or similar agree ments or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any employment, severance or similar agreements or arrangements;

                  (i) shall not, and shall not permit any of its Subsidiaries to, (i) increase or agree to increase the compensation payable or to become payable to its officers or, other than increases in accordance with past practice which are not material, to its employees or (ii) enter into any collective bargaining agreement;

                  (j) shall not, and shall not permit any of its Subsidiaries to, (i) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity or (ii) make any loans or advances to any other person, except in the case of clause (i) for borrowings under existing credit facilities in the ordinary course of business and, except in the case of clause (ii) for advances consistent with past practice which are not material;

                  (k) shall not, and shall not permit any of its Subsidiaries to, (i) materially change any practice with respect to Taxes, (ii) make, change or revoke any material Tax election, or (iii) settle or compromise any material dispute involving a Tax liability;

                  (l) shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action or (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for share of its capital stock;

                  (m) shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date hereof in accordance with their present terms);

                  (n) shall not, and shall not permit any of its Subsidiaries to, make or agree to make any capital expenditure except in accordance with the Company's capital expenditure plan for fiscal years 1998 and 1999, a true, correct and complete copy of which has been delivered to Acquirer;

                  (o) shall not, and shall not permit any of its Subsidiaries to, change any accounting principles or practices unless required by changes in GAAP;

                  (p) shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Reports or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Company or any Subsidiary is a party; and

                  (q) shall not, and shall not permit any of its Subsidiaries to take, or agree (in writing or otherwise) or resolve to take, any of the foregoing actions.

                  Section 6.2. INVESTIGATION BY ACQUIRER. The Company shall allow Acquirer, its Affiliates and their respective counsel, accountants and other representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing in connection with this Agreement and the transactions contemplated hereby, during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, Facilities, business and operations of the Company and its Subsidiaries and to inspect and make copies of Contracts, books and records and all other documents and information reasonably requested by Acquirer and related to the operations and business of the Company and its Subsidiaries including, without limitation, historical financial information concerning the business of the Company and its Subsidiaries and to meet with designated Personnel of the Company or its
Subsidiaries and/or their representatives. The Company and its Subsidiaries shall furnish to Acquirer promptly upon request (a) all additional documents and information with respect to the affairs of the Company and its Subsidiaries relating to their businesses in their possession and (b) access to the Personnel and to the Company's and its Subsidiaries' accountants and Affiliates and their counsel as Acquirer, or its Affiliates and their respective counsel or accountants, may from time to time reasonably request and the Company and its Subsidiaries shall instruct their Personnel, accountants and counsel to cooperate with Acquirer, and to provide such documents and information as Acquirer, its Affiliates and their respective representatives may request and Acquirer will hold, and will use its reasonable best efforts to cause its counsel, accountants and other representatives and the financial institutions (and their counsel and representatives) providing or proposed to provide financing in connection herewith, any nonpublic information in confidence to the extent required by, and in accordance with, that certain confidentiality letter, dated July 29, 1998, between the Company and CMCO, Inc. (the "Confidentiality Letter").

                  Section 6.3.      CONSENTS AND EFFORTS; OTHER OBLIGATIONS.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to (A) promptly make (or to cause its respective "ultimate parent entities" to make) its respective filings under the HSR Act (if applicable) with respect to the Merger and (B) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Acquirer and the Company will use their reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations.

                  (b) The Company will provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, all reasonable cooperation in connection with the arrangement of any financing (including the Financing) to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, (x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by Acquirer; provided that the form and substance of any of the material documents referred to in clause (y), and the terms and conditions of any of the material agreements and other documents referred to in clause (z), shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 7.3(f).

                  (c) The Company shall give prompt written notice to the Acquirer if the Company obtains actual knowledge of: (i) the occurrence, or failure to occur, of any event which occurrence of failure would be likely to cause any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or as of the Effective Time, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; (ii) any failure of the Company or any officer, director, employee, consultant or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; or (iii) any event of which it has knowledge which will result, or in the opinion of such party, has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in Sections 7.1 or 7.3 hereof; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of the Company or the conditions to the obligations of the Acquirer hereunder.

                  (d) The Acquirer shall give prompt written notice to the Company if the Acquirer obtains actual knowledge of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or as of the Effective Time, to be untrue or inaccurate, except for changes permitted by this Agreement and except to the extent that any representation and warranty is made as of a specified date, in which case, such representation and warranty shall be true, complete and accurate as of such date; (ii) any failure of the Company or any officer, director, employee, consultant or agent of the Company, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement; or (iii) any event which will result, or in the opinion of such party, has a reasonable prospect of resulting, in the failure to satisfy the conditions specified in Sections 7.1 or 7.3 hereof; PROVIDED, HOWEVER, that no such notification shall affect the representations and warranties of the Company or the conditions to the obligations of the Acquirer hereunder.

                  Section 6.4.      OTHER OFFERS.

                  (a) Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to, (x) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group, other than Acquirer and its representatives and Affiliates, relating to (i) any acquisition or purchase of 35% or more of the assets, or of over 35% of any class of Equity Securities of, the Company and its Subsidiaries, (ii) any tender offer
(including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of Equity Securities of the Company or any of its Subsidiaries, or (iii) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 35% of the assets other than the transactions contemplated by this Agreement (each such transaction being referred to herein as an "Acquisition Proposal"), or agree to or endorse any Acquisition Proposal, (y) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Acquirer, a member of the Carl Marks Group and their respective representatives and Affiliates) to do or seek any of the foregoing, (z) grant any waiver or release under any standstill or similar agreement with respect to any Equity Securities of the Company or any of its Subsidiaries; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to a customary confidentiality letter (a copy of which shall be provided for informational purposes only to Acquirer) concerning the Company and its businesses, properties or Assets to any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than Acquirer or any of its Affiliates (a "Third Party") in response to any unsolicited inquiry, proposal or offer, (ii) engaging in discussions or negotiations with such a Third Party that has made such inquiry, proposal or offer, (iii) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 4.25 hereof and/or (v) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (iv), only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of written advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law; provided, further, that the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after giving reasonable notice to Acquirer with respect to its intent to take such action. The Company shall immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date hereof with respect to any of the foregoing. The Company and its Subsidiaries hereby represent that they are not now engaged in discussions or negotiations with any party other than Acquirer and its Affiliates with respect to any proposed Acquisition Proposal.

                  (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to RFE VI SBIC, L.P. and its Affiliates, the Carl Marks Group and Acquirer, within three (3) business days following such event, an aggregate fee of $350,000 PLUS all the reasonable out-of-pocket expenses incurred by RFE VI SBIC, L.P. and its Affiliates, the Carl Marks Group and the Acquirer in connection with or relating to this Agreement and the Merger, which shall include reasonable fees and expenses of legal counsel, accountants and an environmental consultant (which legal, accounting and environmental fees and expenses shall not exceed $250,000), and the commitment fees related to the senior debt and subordinated mezzanine financing of the Merger actually paid or contractually required to be paid to investment funds, banks or other financial institutions (including without limitation entities who are Affiliates of pension plans) providing the funds to finance the Merger. "Payment Event" means
(I) the termination of this Agreement pursuant to Section 8.1(a)(v); (II) the termination of this Agreement pursuant to Section 8.1(a)(vi); (III) the termination of this Agreement by Acquirer pursuant to Section 8.1(a)(iii) but only if the failure of a condition arises from a breach of obligation or untruth or incorrectness of any representation or warranty which breach or untruth or incorrectness arises out of the bad faith or willful misconduct of the Company; or (IV) the occurrence of any of the events described in clause

(A) below if this Agreement shall have been terminated (1) by Acquirer pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Sections 7.1(a), 7.3(a), 7.3(e), or 7.3(g) to be satisfied, or (2) pursuant to Sections 8.1(a)(ii) or (vii), or (3) by the Company pursuant to Section 8.1(a)(iii) due to a failure of any of the conditions set forth in Section 7.1(a) to be satisfied: (A) any Third Party other than Acquirer or any of its Affiliates or any party to the Voting Agreement (a "Permitted Party") (so long as no such party to the Voting Agreement is a member of a "group" (as defined in Section 13(d) of the Exchange Act) which includes any other person) shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock prior to the date of termination of this Agreement.

                  (c) The Company acknowledges that the agreements contained in this Section 6.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquirer would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 6.4, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 6.4, the Company shall also pay to Acquirer its costs and expenses incurred in connection with such litigation.

                  (d) The Company and its Subsidiaries shall (i) immediately notify Acquirer (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal,
(ii) promptly notify Acquirer of the terms of any proposal which it may receive in respect of any such Acquisition Proposal, including, without limitation, the identity of the prospective purchaser or soliciting party, (iii) promptly provide Acquirer with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (iv) keep Acquirer informed of the status of such offer and the offeror's efforts and activities with respect thereto.

                  (e) This Section 6.4 shall survive any termination of this Agreement, however caused.

                  Section 6.5. MEETING OF STOCKHOLDERS. The Company shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws, including the timely mailing of the Proxy Statement, to convene the Special Meeting of its stockholders as promptly as practicable after SEC approval of the Proxy Statement to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. Subject to the provisions of Section 6.4, the Board of Directors of the Company shall recommend such approval, shall not withdraw or modify such recommendation, shall take all lawful action to solicit such approval and shall not approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal.

                  Section 6.6.      PROXY STATEMENT.

                  (a) Acquirer and the Company shall cooperate and prepare, and the Company shall file with the SEC as soon as practicable, a proxy statement with respect to the Special Meeting of the stockholders of the Company in connection with the Merger (the "Proxy Statement"), respond to comments of the staff of the SEC, clear the Proxy Statement with the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record of Company Common Stock. The Company shall comply in all respect with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement) and each party shall furnish to the other such information relating to it and its Affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be reasonably requested by the other party. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger, unless otherwise provided herein. The Company shall use all reasonable efforts, and Holdings and Acquirer will cooperate with the Company, to have all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto.

                  (b) No amendment or supplement to the Proxy Statement shall be made by Acquirer or the Company without notice to the other party. The Company shall advise Acquirer of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (c) The Company covenants that the Proxy Statement to be mailed to the stockholders of the Company in connection with the special meeting of the stockholders of the Company (the "Special Meeting") and the Schedule 13E-3 and any amendment thereof or supplement thereto, when, in the case of the Proxy Statement, mailed and at the time of the Special Meeting, and in the case of the Schedule 13E-3, when filed, shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and shall comply with all requirements of the Securities Act and the Exchange Act.

                  Section 6.7. SCHEDULE 13E-3. If, in the opinion of the Company's counsel after consultation with counsel to Acquirer, the filing with the SEC of a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") in connection with the Merger is required by Rule 13e-3 under the Exchange Act, the Company shall file the Schedule 13E-3 with the SEC at the time of filing of the Proxy Statement. If the Schedule 13E-3 is filed, at the time of any amendment to the Proxy Statement, the parties shall cause to be filed with the SEC an appropriate amendment to the Schedule 13E-3.

                  Section 6.8.      DIRECTOR AND OFFICER LIABILITY.

                  (a) Acquirer agrees that all rights to indemnification for acts or omissions occurring through the Effective Time of the Merger now existing in favor of the current directors and officers of the Company as provided in the certificate of incorporation or by-laws of the Company or in any indemnification agreements (as in effect on the date hereof) shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before or at the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed an amount equal to 150% of the annual premiums paid as of the date hereof by the Company for such insurance and if such premiums exceed such amount the Surviving Corporation shall purchase insurance policies in amounts and with coverage as reasonably can be purchased for such amount.

                  (c) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

                  (d) To the maximum extent permitted by the DGCL, the foregoing indemnification obligations shall be mandatory rather than permissive and the indemnitee shall have his expenses advanced in connection with such indemnification.

                  Section 6.9. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Acquirer of:

                  (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                  (c) any Actions commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.1 or which relate to the consummation of the transactions contemplated by this Agreement; and

                  (d) the breach of any representation, warranty or covenant made by the Company or any Subsidiary in this Agreement.

                  Section 6.10. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Acquirer, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquirer, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                  Section 6.11. RESIGNATION OF DIRECTORS, ETC. At the Closing, the Company shall deliver to Acquirer evidence satisfactory to Acquirer of the resignation of all directors of the Company who are not listed on Exhibit C1, effective at the Effective Time.

                  Section 6.12. FINANCIAL STATEMENTS, ETC. Within 30 days after the end of each calendar month, the Company and its Subsidiaries shall provide Acquirer with the interim financial statements relating to such calendar month. Such interim financial statements shall (a) be in accordance with the books and records of the Company and its Subsidiaries, (b) be prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnotes and the absence of a physical inventory count) and present fairly and accurately in accordance with GAAP the Assets, liabilities (including, without limitation, all reserves) and financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows for the periods covered thereby.

                  Section 6.13. FINANCING. Acquirer shall use its commercially reasonable efforts to obtain the Financing. Acquirer shall use its best efforts to satisfy on or before the Closing Date all requirements of the Financing Commitment Letters which are conditions to closing the transactions constituting the Financing, provided that the satisfaction of such conditions are in the control of Acquirer and provided that such efforts shall not require undue expense or that such efforts shall not materially impair the operation of the business of the Company after the Effective Time. The obligations contained herein are not intended, nor shall they be construed, to benefit or confer any rights upon any person, firm or entity other than Acquirer and the Company.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  Section 7.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Acquirer to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                  (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of the Company in accordance with the DGCL;

                  (b) Any applicable waiting period and any extension thereof under the HSR Act (if applicable) relating to the Merger shall have expired or been terminated; and

                  (c) No provision of any applicable law or regulation and no judgment, order, decree or injunction prohibiting or restraining the consummation of the Merger shall be in effect; provided, however, that the Company, and Acquirer shall each use its reasonable best efforts to have any such judgment, order, decree or injunction vacated.

                  Section 7.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of the Company, to the satisfaction, on or prior to the Closing Date, of the following conditions, which may be waived by the Company in accordance with Section 8.4:

                  (a)      REPRESENTATIONS, WARRANTIES AND COVENANTS.

                        (i) all representations and warranties of Acquirer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date (except for any changes specifically permitted by this Agreement and except to the extent that any such representations and warranties were made as of a specified date, which representations and warranties shall continue on the Closing Date to be true in all material respects as of such specified date),

                       (ii) Acquirer shall have performed in all material respect all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date;

                      (iii) the Company shall have received, at or prior to the Closing, a certificate executed by the President of Acquirer certifying that, as of the Closing Date, the conditions set forth in Section 7.2(a) (i) and (ii) have been satisfied;

                  (b)      CONSENTS.

                        (i) All filings required to be made prior to the Effective Time with, and all consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been made or obtained (as the case may be), unless the failure to make such filings or obtain such consents, authorizations, orders or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company after giving effect to the transactions contemplated by this Agreement (including the Financing).

                       (ii) All consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations listed on Schedule 4.9 of the Disclosure Schedule shall have been made or obtained (as the case may be).

                  (c) FINANCING. The funding contemplated by the Financing shall have been obtained.

                  (d) FAIRNESS OPINION. The Fairness Opinion shall not have been withdrawn or modified in any material respect.

                  Section 7.3. CONDITIONS TO THE OBLIGATIONS OF ACQUIRER. The obligations of Acquirer to consummate the transactions contemplated hereby on the Closing Date are subject, in the sole discretion of Acquirer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Acquirer in accordance with Section 8.4:

                  (a)      REPRESENTATIONS, WARRANTIES AND COVENANTS.

                        (i) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date (except for any changes specifically permitted by this Agreement and except to the extent that any such representations and warranties were made as of a specified date, which representations and warranties shall continue on the Closing Date to have been true in all material respects as of such specified date).

                       (ii) The Company shall have performed in all material respects all obligations arising under the agreements and covenants required hereby to be performed by it prior to or on the Closing Date, unless such failure to perform is due to any material act by, or material omission of, Acquirer.

                      (iii) Acquirer shall have received, at or prior to the Closing, a certificate executed by the President and the Chief Financial Officer of the Company certifying that, as of the Closing Date, the conditions set forth in Sections 7.3(a), (b) and (e) have been satisfied.

                  (b) NO PROCEEDINGS OR LITIGATION. No temporary restraining order, preliminary or permanent injunction or other Actions by any governmental authority or any other entity or person shall have been instituted or threatened for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage Acquirer or materially adversely affect the value of the

Company Common Stock or the Assets, business or operations of the Company and its Subsidiaries or Acquirer's ability to own and operate the Assets, business or operations of the Company and its Subsidiaries, if the transactions contemplated hereby are consummated.

                  (c) CERTAIN EMPLOYMENT AGREEMENTS. The employment agreements dated the date hereof between Acquirer and each of Herbert Barry, Chairman of the Board and Chief Executive Officer of the Company ("Barry"), and Robert K. Semel, President and Chief Operating Officer of the Company ("Semel"), shall not be terminated, voided or abrogated by Semel and Barry.

                  (d)      CONSENTS.

                        (i) All filings required to be made prior to the Effective Time with, and all consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been made or obtained (as the case may be), unless the failure to make such filing or obtain such consents, authorizations, orders or approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company after giving effect to the transactions contemplated by this Agreement (including the Financing).

                       (ii) All consents, waivers, agreements, approvals, authorizations, declarations, filings, notices or registrations listed on Schedule 4.9 of the Disclosure Schedule shall have been made or obtained (as the case may be).

                  (e) MATERIAL CHANGES. Since October 31, 1998, there shall not have been any Material Adverse Change with respect to the Company and, to the knowledge of the Company, there shall have been no potential or threatened Material Adverse Change with respect to the Company.

                  (f) FINANCING. The funding contemplated by the Financing shall have been obtained.

                  (g)   CERTAIN   OTHER   ARRANGEMENTS   AND   AGREEMENTS.   The
Stockholders   party  to  the  Voting   Agreement  shall  have  performed  their
obligations under the Voting Agreement in all material respects.

                  (h) STOCKHOLDERS AGREEMENT. The Surviving Corporation shall have entered into a stockholders agreement ("Stockholders Agreement") effective as of the Effective Time with the Stockholders of the Company owning Retained Shares.

                  (i) DISSENTING SHARES. The total number of Dissenting Shares shall not exceed seven and one-half percent (7.5%) of the outstanding shares of Company Common Stock at the proposed Effective Time.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1.      TERMINATION.

                  (a) TERMINATION. This Agreement may be terminated prior to the Effective Time as follows (notwithstanding any approval of the Merger by the stockholders of the Company):

                        (i) by mutual written consent of Acquirer and the Company at any time;

                       (ii) by Acquirer or the Company if the Closing shall not have occurred on or before July 30, 1999, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

                      (iii) by either the Company or Acquirer if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

                       (iv) by either the Company or Acquirer if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Acquirer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and non- appealable;

                        (v) by Acquirer if the Board of Directors of the Company shall have (A) withdrawn or modified or amended, in a manner adverse to Acquirer, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, (B) approved, recommended or endorsed an Acquisition Proposal (including a tender or exchange offer for Company Common Stock) or shall have failed to reconfirm its recommendation of this Agreement and the Merger within ten business days of Acquirer's request that it do so, (C) failed to call the Stockholders Meeting or failed as promptly as practicable to mail the Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above, (D) in response to the commencement of any tender offer or exchange offer for more than 15% of the outstanding shares of

         Company Common Stock, not recommended rejection of such tender offer or exchange offer; or (E) resolved to do any of the foregoing;

                       (vi) by the Company if prior to the  Effective  Time,  in
         good faith, based upon written advice from outside counsel and in order to prevent the Board of Directors from breaching its fiduciary duty, the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Acquirer, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger in order to permit the Company to execute a definitive agreement providing for the acquisition of the Company or in order to approve a tender or exchange offer for any or all of the Company Common Stock, in either case, that is determined, by the Board of Directors of the Company to be a superior proposal, provided that the Company shall be in compliance with Section 6.4; or

                      (vii) by either the Company or Acquirer if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained.

The  party   desiring  to  terminate   this   Agreement   pursuant  to  Sections
8.1(a)(ii)-(vii) shall give written notice of such termination to the other party in accordance with Section 8.3.

                  (b) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of an party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 6.4, 8.8 and 8.13 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                  (c) PROCEDURE UPON TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1:

                        (i) Each party shall redeliver all documents, work papers and other material of any other party and any and all copies thereof relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                       (ii)  The   Confidentiality   Letter  shall   survive  in
         accordance with its terms.

                  Section 8.2. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and, with respect to the provisions of
Section 6.8 hereof, shall inure to the benefit of the persons or entities benefitting from the provisions thereof who are intended to be third-party beneficiaries thereof, and no other person shall have any right, benefit or obligation hereunder.

                  Section 8.3. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by telecopy, upon receipt of electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

                  If to the Company, addressed to:

                           Uniflex, Inc.
                           383 West John Street
                           Hicksville, NY  11802
                           Attention:  Robert K. Semel
                           Telecopy:  (516) 997-4834

                  With a copy to:

                           Olshan Grundman Frome Rosenzweig & Wolosky LLP 505 Park Avenue
                           New York, NY  10022
                           Attention:  Jeffrey S. Spindler, Esq.
                           Telecopy:  (212) 755-1467

                  And a copy to:

                           Graubard Mollen & Miller
                           600 Third Avenue
                           New York, New York  10016
                           Attention:  David Alan Miller, Esq.
                           Telecopy:  (212) 818-8881

                  If to Acquirer, addressed to:

                           Uniflex Acquisition Corp.

                           c/o RFE Investment Partners
                           36 Grove Street
                           New Canaan, Connecticut  06840
                           Attention:  James Parsons
                           Telecopy:  (203) 966-3109

                           c/o CMCO, Inc.
                           135 East 57th Street
                           New York, New York  10022
                           Attention:  Robert Davidoff
                           Telecopy:  (212) 980-2630

                  With a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, NY  10022
                           Attention:  Thomas More Griffin, Esq.
                           Telecopy:  (212) 856-7823

                  And a copy to:

                           Finn Dixon & Herling LLP
                           One Landmark Square
                           Stamford, Connecticut  06901
                           Attention:  Charles J. Downey III, Esq.
                           Telecopy:  (203) 348-5777

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

                  Section 8.4. ENTIRE AGREEMENT; WAIVERS. This Agreement, together with all exhibits and schedules hereto (including, without limitation, the Disclosure Schedule), and the other agreements referred to herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The Confidentiality Letter shall terminate at the Effective Time.

                  Section 8.5. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 8.6. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, beheld to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  Section 8.7. TITLES. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  Section 8.8. FEES AND EXPENSES.  Except as provided in Section
6.4 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses provided that the Company shall pay all fees and expenses in connection with the printing and mailing of the Proxy Statement. Acquirer acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for reasonable fees and expenses (including fees and expenses of Olshan Grundman Frome Rosenzweig and Wolosky LLP, its counsel and Patrusky, Mintz & Semel, its independent accountants), incurred by it in connection with the Merger and the transactions contemplated hereby.

                  Section 8.9. CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  Section 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 8.11. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 8.12. PUBLIC ANNOUNCEMENTS. Neither Acquirer, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, and the Stockholders Agreement without the other party's prior consent (such consent not to be unreasonably withheld), except as may be required by applicable law, court process or the requirements of AMEX. In addition to the foregoing, Acquirer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                  Section 8.13. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.14. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

                  Section 8.15.     INTERPRETIVE PROVISIONS.

                  (a) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.

                  (b) Accounting terms used but not otherwise defined herein shall have the meanings given to such terms under GAAP.

                            (Signature Page Follows)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  UNIFLEX, INC.


                                  By: /s/ Robert K. Semel
                                      -------------------
                                      Name:      Robert K. Semel
                                      Title:     President


                                  UNIFLEX ACQUISITION CORP.


                                  By: /s/ James A. Parsons
                                      --------------------
                                     Name:     James A. Parsons
                                     Title:    President

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I     DEFINITIONS......................................................2
                   Section 1.1.     Defined Terms..............................2
                   Section 1.2.     Other Defined Terms........................8

ARTICLE II    THE MERGER......................................................10
                   Section 2.1.     The Merger................................10
                   Section 2.2.     Effective Time............................10
                   Section 2.3.     Closing...................................10
                   Section 2.4.     Certificate of Incorporation and ByLaws...10
                   Section 2.5.     Directors.................................11

ARTICLE III   EFFECT OF MERGER ON SECURITIES OF
              ACQUIRER AND THE COMPANY........................................11
                   Section 3.1.     Conversion of Acquirer Common Stock.......11
                   Section 3.2.     Conversion of Company Common Stock
                                    for Merger Consideration..................11
                   Section 3.3.     Options...................................12
                   Section 3.4.     Exchange of Certificates..................12
                   Section 3.5.     Dissenting Shares.........................14

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................14
                   Section 4.1.     Organization and Capitalization...........15
                   Section 4.2.     Authorization.............................16
                   Section 4.3.     Subsidiaries..............................16
                   Section 4.4.     Absence of Certain Changes or Events......17
                   Section 4.5.     Title to Assets; Absence of Liens and
                                    Encumbrances, etc.........................17
                   Section 4.6.     Contracts and Commitments.................19
                   Section 4.7.     Permits...................................21
                   Section 4.8.     No Conflict or Violation..................21
                   Section 4.9.     Consents and Approvals....................21
                   Section 4.10.    SEC Documents; Financial Statements, etc..22
                   Section 4.11.    Undisclosed Liabilities...................22
                   Section 4.12.    Litigation................................23
                   Section 4.13.    Labor Matters.............................23
                   Section 4.14.    Compliance with Law.......................24
                   Section 4.15.    No Brokers................................24
                   Section 4.16.    Proprietary Rights........................24
                   Section 4.17.    Employee Plans............................25
                   Section 4.18.    Tax Matters...............................28

                                                                            PAGE

                   Section 4.19.    Insurance.................................30
                   Section 4.20.    Customers and Suppliers...................30
                   Section 4.21.    Compliance with Environmental Laws........30
                   Section 4.22. No Other Agreements to Sell the Assets or Shares of the Company or its Subsidiaries.32
                   Section 4.23.    Prohibited Payments.......................32
                   Section 4.24.    Y2K Compliant.............................32
                   Section 4.25.    Board Recommendation......................33
                   Section 4.26.    Required Company Vote.....................33
                   Section 4.27.    Opinion of Dunn Johnston..................33

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF ACQUIRER......................33
                   Section 5.1.     Organization..............................33
                   Section 5.2.     Authorization.............................34
                   Section 5.3.     Consents and Approvals....................34
                   Section 5.4.     No Conflict or Violation..................34
                   Section 5.5.     Proxy Statement; Schedule 13E3............34
                   Section 5.6.     Financing.................................35
                   Section 5.7.     No Brokers................................35
                   Section 5.8.     Share Ownership...........................35
                   Section 5.9.     Acquirer's Operations.....................35
                   Section 5.10.    Status of Representations.................35

ARTICLE VI    COVENANTS OF THE COMPANY AND ACQUIRER...........................36
                   Section 6.1.     Maintenance of Business Prior to Closing..36
                   Section 6.2.     Investigation by Acquirer.................38
                   Section 6.3.     Consents and Efforts......................39
                   Section 6.4.     Other Offers..............................40
                   Section 6.5.     Meeting of Stockholders...................43
                   Section 6.6.     Proxy Statement...........................43
                   Section 6.7.     Schedule 13E3.............................44
                   Section 6.8.     Director and Officer Liability............44
                   Section 6.9.     Notices of Certain Events.................45
                   Section 6.10.    Further Assurances........................45
                   Section 6.11.    Resignation of Directors..................45
                   Section 6.12.    Financial Statements, Etc.................45
                   Section 6.13.    Financing.................................46

ARTICLE VII   CONDITIONS TO THE MERGER........................................46
                   Section 7.1.     Conditions to the Obligations of
                                        Each Party............................46
                   Section 7.2.     Conditions to the Obligations of
                                        the Company...........................46

                                                                            PAGE

                   Section 7.3.     Conditions to the Obligations of Acquirer.47

ARTICLE VIII  MISCELLANEOUS...................................................49
                   Section 8.1.     Termination...............................49
                   Section 8.2.     Assignment................................51
                   Section 8.3.     Notices...................................51
                   Section 8.4.     Entire Agreement; Waivers.................53
                   Section 8.5.     Multiple Counterparts.....................53
                   Section 8.6.     Invalidity................................53
                   Section 8.7.     Titles....................................53
                   Section 8.8.     Fees and Expenses.........................53
                   Section 8.9.     Cumulative Remedies.......................53
                   Section 8.10.    Governing Law.............................53
                   Section 8.11.    Amendment.................................54
                   Section 8.12.    Public Announcements......................54
                   Section 8.13.    Enforcement of Agreement..................54
                   Section 8.14.    Nonsurvival of Representations
                                     and Warranties...........................54
                   Section 8.15.    Interpretive Provisions...................54

                                    EXHIBITS


        LETTER           DESCRIPTION

           A             List of Stockholders owning Retained Shares

           B             Certificate of Incorporation of Surviving Corporation

           C             By-Laws of Surviving Corporation

           C 1           Directors of Surviving Corporation

           D             Opinion   of  Dunn Johnston & Company, Inc.

                                    SCHEDULES


                 NUMBER                   DESCRIPTION

                 4.1(b)                   Capitalization
                 4.3                      Ownership of Subsidiaries and
                                             Capitalization of Subsidiaries
                 4.5(b)                   Real Property Matters
                 4.5(c)                   Personal Property Matters
                 4.6                      Contracts and Commitments
                 4.7                      Permits
                 4.9                      Consents and Approvals
                 4.12                     Litigation
                 4.13                     Labor Matters
                 4.16                     Proprietary Rights
                 4.17                     Employee Plans
                 4.18                     Tax Matters
                 4.19                     Insurance Matters
                 4.20                     Customers and Suppliers
                 4.21                     Environmental Matters
                 5.7                      Broker Matters -- Acquirer


                                       -1-